SCHEDULE 14A INFORAMTION

      PROXY PURSUANT TO SECTION 14 (a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement [_] Confidential, for Use of the
Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-
12


                       UNITED MORTGAGE TRUST
          (Name of Registrant as Specified in Its Charter)

   ___________________________________________________________________
   (Name of person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-       11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined0:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid preciously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration No.:
(3) Filing Party:
(4) Date Filed:

                       UNITED MORTGAGE TRUST
                   1701 N. Greenville, Suite 403
                      Richardson, Texas 75081
                           (972) 705-9805

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     To the Shareholders of United Mortgage Trust:

     You are cordially invited to attend the Annual Meeting of Shareholders of United Mortgage Trust, a Maryland real estate investment trust (the "Company"), to be held on June 12, 2000, at 9:00 a.m., CDT, at 5740 Prospect Avenue, Suite 1000, Dallas Texas 75206, for the following purposes:

1.  The election of five Trustees to serve until the Company's
Annual Meeting of Shareholders to be held in 2001 or until such Trustees' successors are elected and qualified;

2. Ratification of the selection of Jackson & Rhodes, P.C. as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

3. To transact such other business as may properly come before the annual meeting or at any adjournments thereof.

     A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. Only holders of record of the Company's shares of beneficial interest (the "Shares") at the close of business on May 12, 2000 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. A list of all shareholders as of May 12, 2000 will be open for inspection at the Annual Meeting.

     The Board of Trustees desires to have a maximum representation of shareholders at the Annual Meeting. The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your Shares may be represented at the Annual Meeting, the Trustees respectfully request that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the President of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                By Order of the Board of Trustees

                                Christine Griffin, President
Richardson, Texas
May 12, 2000

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.






                              UNITED MORTGAGE TRUST
                5740 Prospect Avenue, Suite 1000, Dallas TX 75206
                               (214) 237-9305

                               PROXY STATEMENT
              ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 12, 2000

To Our Shareholders:

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of United Mortgage Trust, a Maryland real estate investment trust (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held, on the 12th day of June 2000 at 9:00 a.m., Central Daylight Time, at 5740
Prospect Avenue, Suite 1000, Dallas TX 75206, and any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are being provided to shareholders beginning on or about May 12, 2000.

GENERAL INFORMATION

SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Trustees of the Company. The costs of this solicitation, which represents the amounts normally expended for solicitations relating to an uncontested election of directors, will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by Trustees and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The Company does not expect to engage an outside firm to solicit votes.

VOTING RIGHTS

     Holders of the shares of beneficial interest in the Company's (the "Shares") at the close of business on March 31, 2000 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date 1,339,262 Shares were outstanding. Each Share outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding Shares entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Meeting is required for election as a Trustee, and (ii) the affirmative vote of the majority of the Shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required for all other matters.
Cumulative voting in the election of Trustees is not permitted.

EFFECT OF ABSTENTION

     Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against all matters presented at the Annual Meeting other than the election of Trustees. An abstention with respect to the election of the Company's Trustees will not be counted either in favor of or against the election of the nominees.

EFFECT OF BROKER NON-VOTE

     Brokers holding shares for the account of their clients may vote such shares either in the manner directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that are voted by brokers on at least one but not all of the proposals are referred to as "broker non-votes". Broker non-votes will be included in determining the presence of a quorum. However, a broker non-vote is not treated as present and entitled to vote and will therefore have no outcome as the election of Trustees or the ratification of the selection of auditors.

REVOCABILITY OF PROXY

     The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executing the prior proxy, or by attending the Annual Meeting and voting in person.

VOTING OF PROXIES

     Shares represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as Trustees and FOR the appointment of Jackson & Rhodes, P.C. as the Company's auditors.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     As of the Record Date, the Company had 1,339,260 Shares issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the Shares as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Shares, (ii) each of the Company's Trustees and executive officers, and (iii) all of the Company's trustees and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws where applicable.

                                    Number of            Percent
Name and Address                    Shares (1)          of Class
----------------                    ---------           --------
Major Machine Co.                    80,000                  5.97%
Christine "Cricket" Griffin (2)       7,500(3)               0.56%
Richard D. O'Connor, Jr. (2)	              0                  0.0%
Paul R. Guernsey (2)                  7,500(3)               0.56%
Douglas R. Evans (2)                  7,500(3)               0.56%
Michele A. Cadwell (2)                7,500(3)               0.56%

All Trustees and
Executive Officers as a
Group (5 persons)                   30,000(4)               2.24%

(1) For purposes of this table, Shares indicated as being owned beneficially include Shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding Shares owned by a shareholder, Shares subject to such exercise are deemed to be outstanding securities of the class owned by that shareholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

(2) A trustee and/or executive officer of the Company. The address of all trustees and executive officers of the Company is c/o the Company, 5740 Prospect, Suite 1000, Dallas TX 75206.

(3) Includes 7,500 Shares issuable upon the exercise of stock options at an exercise price of $20.00 per Share.

(4)   Includes the Shares described in footnote (3) above.


PROPOSAL 1 - ELECTION OF TRUSTEES

     The Company's Declaration of Trust provides for not less than three nor more than nine Trustees, a majority of whom must be Independent Trustees, except for a period of 60 days after the death, removal or resignation of an Independent Trustee. There are currently five Trustees of the Company, three of whom are Independent Trustees.

A total of five Trustees are scheduled to be elected at the 2000 annual meeting to serve for a one-year term and until their successors are elected and duly qualified. The nominees for members of the Board of Trustees are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for Trustees listed below unless otherwise specified by the shareholder. In the event any nominee is unable or declines to serve as a Trustee at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Trustees to fill the vacancy. In the event that additional persons are nominated for election as Trustees, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Trustees is not aware of any nominee who is unable or will decline to serve as Trustee. All of the nominees listed below already are serving as Trustees of the Company and constitute all of the current Trustees of the Company.

     The election to the Board of Trustees of each of the five nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting. THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FIVE NOMINEES IDENTIFIED BELOW.

NOMINEES TO BOARD OF TRUSTEES

     The names and ages of the persons nominated for election as Trustees of the Company and the year in which each became a Trustee are set forth below:


                                   First Became
                                   A Trustee of      Position With
Name and Age                        the Company       The Company
------------                       ------------      -------------
Christine "Cricket" Griffin, 47        1996          Trustee, Chairman of the
                                                        Board & President
Richard D. O'Connor, Jr., 45           1996          Trustee
Paul R. Guernsey, 49                   1996          Independent Trustee
Douglas R. Evans, 55                   1996          Independent Trustee
Michele A. Cadwell, 48                 1997          Independent Trustee

BUSINESS EXPERIENCE OF NOMINEES

     The following is a summary of the business experience of the nominees for election as Trustees of the Company.

     CHRISTINE "CRICKET" GRIFFIN has been President and a Trustee of the Company since July 1996. In her capacity as President, she is also the Administrator of the Company. From June 1995 until July 1996, Ms. Griffin served as Chief Financial Officer of SCMI, a Texas based mortgage banking firm that is an Affiliate of the Advisor and that sells Mortgages and provides mortgage servicing to the Company. Her responsibilities at SCMI included day-to-day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for 10 years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision. Ms. Griffin is a 1978 graduate of George Mason University, Virginia with a Bachelor of Arts degree, summa cum laude, in Politics and Government.

     RICHARD D. O'CONNOR, JR. has been a Trustee of the Company since July 1996 and lost his independent status in 1997 when he provided significant legal counsel to the Company. As of January 2000 he was once again considered an independent trustee. In 1999 Mr. O'Connor became a shareholder of Stollenwerck, Moore & Silverberg, P.C., a Dallas law firm. From 1993 to 1999, Mr. O'Connor practiced law as a sole practitioner specializing in the areas of real estate, business and contract law. Between 1985 and 1993, Mr. O'Connor was a partner with the Dallas law firm of Scoggins, O'Connor and Blanscet. Between 1989 and 1993, Mr. O'Connor was an attorney in the real estate department of J.C. Penney Corporation. Mr. O'Connor received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976 and a J.D. degree from the University of Houston in 1978. Mr. O'Connor has been Board Certified in Commercial Real Estate law by the Texas Board of Legal Specialization since 1987.

     PAUL R. GUERNSEY has been an Independent Trustee of the Company since July 1996. Since 1993 Mr. Guernsey has been a partner and chief financial officer of The Hartnett Group, Ltd. and related companies. These companies invest primarily in the financial markets, income and non-income producing real estate development, and residential mortgage loans. From 1991 through 1993 Mr. Guernsey was chief financial officer of American Financial Network, Inc. a public company that operated a computerized loan origination network, seven residential mortgage brokerage companies, and a wholesale mortgage brokerage operation. From 1987 through 1991 he was chief financial officer and then vice president of operations for Discovery Learning Centers, Inc., a chain of child-care centers. From 1986 to 1987 he worked with James Grant & Associates, a Dallas based merchant banking firm. From 1973 through 1985 he served in the audit, tax and management services departments of both a regional CPA firm, and as a partner of a local firm in Michigan. Mr. Guernsey is an Independent
Trustee.   Mr. Guernsey graduated with a Bachelors Degree in Business
(Accounting) from Ferris State University, Michigan in 1973 and is a member of the American Institute of CPA's and Texas Society of CPA's.

     DOUGLAS R. EVANS has been an Independent Trustee of the Company since July 1996. Since February 1995, Mr. Evans has been a Principal of PetroCap, Inc., a firm that provides investment and merchant banking services to a variety of clients active in the oil and gas industry. From 1987 until February 1995 Mr. Evans was President and Chief Executive Officer of Woodbine Petroleum, Inc., which was a publicly traded oil and gas company until it was taken private through a merger in September 1992. As part of his responsibilities at Woodbine, Mr. Evans managed and negotiated the sale of the parent company's REIT portfolio including mortgages and real property. Mr. Evans has been a licensed real estate broker in Texas since 1979 and a licensed real estate agent since 1976. Mr. Evans is an Independent Trustee. Mr. Evans received an MBA from Southern Methodist University in 1972 and a Bachelors of Arts degree from the University of North Carolina in 1967.

     MICHELE A. CADWELL has been a Trustee of the Company since August, 1997 and prior to January, 2000 was considered Independent. Since January, 2000 Ms. Cadwell maintains an independent practice of law and operates a closing office for Commonwealth Land Title Company providing services to the Company. Ms. Cadwell is an attorney who has worked in the oil and gas industry between 1980 and 1999. Ms. Cadwell was Manager-Onshore Land Operations with EEX Corporation During 1998 and 1999. From 1980 to 1998 she was an employee of Enserch Exploration, Inc. Ms. Cadwell's position with Enserch was Senior Land Representative. Her primary responsibilities have included drafting and negotiating exploration and marketing agreements, analysis of legislation and regulatory proposals, researching complex mineral titles, organization and management of non-core property divestitures, settlement of land owner disputes and advising and testifying on matters before the Oklahoma Corporation Commission. Ms. Cadwell is a 1974 graduate of the University of Oklahoma with a Bachelors of Arts Degree in English and a Juris Doctor Degree in 1978. She is admitted to both the Oklahoma and Texas bars.

COMMITTEES AND MEETINGS

     The Company has no audit, nominating, compensation or other standing committees of the Board of Trustees. The Board of Trustees held 3 regular meetings in 1999. Mr. O'Connor attended fewer than 75% of the meetings of the Board of Trustees.

COMPENSATION OF TRUSTEES

     Trustees who are not Independent Trustees do not receive any compensation for acting as Trustees. Independent Trustees are entitled to receive the greater of $1,000 per meeting or $4,000 per year. For each year in which they serve, each Independent Trustee shall also receive 5-year options to purchase 2,500 Shares at an exercise price of $20 per Share (not to exceed 12,500 shares per Trustee). During 1999, the Independent Trustees each received $3,000 and waived their rights to additional fees and each Independent Trustee who served during all of 1999 also received 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share.

MANAGEMENT

     Executive Officer

     Christine Griffin, the Company's President and Administrator, is the only executive officer of the Company. In her capacities as President and Administrator, Ms. Griffin is responsible for managing the day-to-day operations of the Company, subject to the supervision of the Company's Board of Trustees. Information about Ms. Griffin's background is set forth above under "Proposal 1 - Election of Trustees - Nominees to Board of Trustees."

     The Advisor

     The Trustees have retained Mortgage Trust Advisors, Inc., a Texas corporation (the "Advisor") to use its best efforts to seek out and present to the Company, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of the Company. The services of the Advisor include managing the Company's development of investment guidelines, overseeing servicing, negotiating purchases of loans and overseeing the acquisition or disposition of investments, and managing the assets of the Company.

     The directors and officers of the Advisor are set forth below. These officers of the Advisor may also provide services to the Company on behalf of the Advisor.


NAME                        AGE     OFFICES HELD
----                        ---     ------------
Todd Etter                  50      President
Timothy J. Kopacka          40      Vice President/Secretary
James P. Hollis             59      Vice President
Dan H. Hill                 49      Vice President/Treasurer

   Todd Etter is a 1972 graduate of Michigan State University. Since 1992 Mr. Etter has been President of South Central Mortgage, Inc. ("SCMI"), a Dallas based mortgage banking firm that he founded. From 1987 to 1992, Mr. Etter served as President of South Central Financial Group, a Dallas based investment banking firm. From 1980 through 1987, Mr. Etter was President of South Central Securities, a NASD member firm Broker-Dealer that he founded. From 1972 through 1979, he was Vice President of Crawford, Etter and Associates, a developer, builder and marketer of residential properties.

     Timothy J. Kopacka, a Certified Public Accountant, received a Bachelors of Arts degree in Accounting and Finance from Michigan State University. He is a member of the Michigan Association of CPA's, the Hawaii Association of Public Accountants and the American Institute of CPA's. Since 1984, he has been President of Kopacka & Associates, Inc., dba Grosse Pointe Financial, a financial advisory firm. From 1980 to 1983, he was employed with Deloitte, Haskins & Sells, an international accounting and consulting firm. From 1983 through 1986, Mr. Kopacka was Chief Financial Officer for Federal Tax Workshops, Inc., an educational and consulting firm for CPA's. From 1987 to 1990, he served as Vice President of Marketing and Operations for Kemper Financial Services in their retirement plans division.

     James P. Hollis is a Chartered Life Underwriter (CLU) and a Fellow, Life Management Institute (FLMI) in pension planning. Mr. Hollis has a business degree from Chattanooga State College, Tennessee. Mr. Hollis is the sole proprietor of First Financial USA - Florida, a financial products marketing company within the state of Florida. He is Vice President of S&S Financial USA, Inc., a financial products marketing company located in Melbourne, Florida. He is Advisor to SAFECO Life Insurance Company's President Advisory Board since 1998. Mr. Hollis is a Brokerage General Agent for several medium to large size life insurance companies, including SAFECO Life, Conseco Life, F&G Life, General Electric Capital Assurance and Jefferson Pilot Life. Mr. Hollis has been in the investments and insurance business since 1969.

     Dan H. Hill has a Bachelor of Business Administration degree in accounting. Mr. Hill is currently licensed as an insurance general agent, a securities principal and a Texas real estate broker. In 1998, Mr. Hill began First Financial United Management, Inc. as a Registered Investment Advisor to provide investment advice and fee based financial planning services. Since 1995, Mr. Hill has been President of First Financial USA, Inc., a national financial products marketing company. Mr. Hill is also President of H&H Services, Inc., the general partner of First Financial United Investments Ltd., L.L.P., a broker-dealer and Selling Group Manager. In addition, he owns First Financial Management Group, a financial planning firm specializing in the small business market. Since 1978, he has been actively involved in the financial services industry, including accounting, insurance, real estate and securities. Prior to that he was a corporate accountant for several Halliburton companies.

Executive Compensation

     The following Summary Compensation Table sets forth information concerning compensation earned in the years ended December 31, 1999 and 1998, by the Company's Chief Executive Officer, who is the Company's only executive officer.

                        SUMMARY COMPENSATION TABLE

                                    ANNUAL                        LONG TERM
                                 COMPENSATION                    COMPENSATION
                                                               Shares Underlying
NAME AND PRINCIPAL POSITION      YEAR      SALARY     Bonus(1)       Options
---------------------------      ----     ------     --------  ----------------
Christine Griffin, President     1999     $74,895       $0          2,500
                                 1998     $60,000       $0          2,500

(1) Pursuant to her employment agreement, Ms. Griffin is entitled to receive a bonus equal to 25% of the amount by which the Company's administrative expenses for the year fall below the approved administrative budget.

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information concerning stock options granted during the 1999 fiscal year.

                        Stock Options Granted in 1999

                                 Percent Of
                     Number    Total Options
                    Of Shares     Granted       Exercise
                   Underlying   To Employees     Price      Expiration
Name                Options       in 1999       Per share     Date
-----------------  ----------  -------------    ---------   ----------
Christine Griffin    2,500          100%         $20.00      12/31/04


     The following table sets forth, for the executive officers named in the Summary Compensation Table above, certain information regarding the exercise of stock options during the 1999 fiscal year and the value of options held at fiscal year end:

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION VALUES

                                             Number of
                                         Shares Underlying    Value of Unexercised
                     Shares             Unexercised Options   In-the-money Options
                    Acquired             at Fiscal Year-end    at Fiscal Year-end
                       on       Value      Exercisable             Exercisable
Name                Exercise   Realized   /Unexercisable         /Unexercisable
-----------------   --------   --------   --------------         --------------
Christine Griffin     0          $0           7,500/0                $0/ $0

(1) The value of unexercised options is based on the market value of the underlying shares at fiscal year end, minus the exercise price.

EMPLOYMENT AGREEMENT

     Christine Griffin has entered into an employment agreement with the Company whereby she will serve as Trustee, President, Chief Operating Officer and Administrator of the Company. That agreement is for a term of one year, to be reviewed annually with the approval of a majority of Independent Trustees. That agreement was amended on June 3, 1999 to increase Ms. Griffin's salary to $79,860 and renewed by the Independent Trustees on July 1, 1999 for an additional one year term. The agreement provides for the Administrator to receive: (1) an annual salary of $79,860;
(2) a bonus equal to 25% of the amount by which the Company's administrative expenses for the year fall below the approved administrative budget; and (3) for each year of service, 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share (up to a maximum of options for 12,500 Shares). Certain Relationships and Related Transactions.

CERTAIN RELATIONS AND RELATED TRANSACTIONS

     In addition to the employment agreement with the Company's President and the provisions for payment of cash and issuance of options to the Company's Trustees described above, the Company has entered into agreements with the Advisor, First Financial United Investments Ltd., L.L.P. (a "Selling Group Co- Manager"), IMS Securities, Inc. (a "Selling Group Co-Manager") and South Central Mortgage, Inc. ("SCMI"), whereby the Advisor, the Selling Group Co-Managers and SCMI may receive fees and compensation from the Company. Mr. Dan Hill, director and officer of the Advisor, is the principal shareholder and officer of the general partner of a Selling Group Co-Manager. SCMI is a Texas based mortgage bank of which the sole beneficial shareholder is Todd Etter, an officer and principal shareholder of the Advisor. Ms. Christine Griffin, a Trustee and President of the Company, was previously the Chief Financial Officer of SCMI.

     Rent Payable to Affiliate

     The Company currently leases its office space from Todd Etter, an affiliate, under the terms of a 36-month lease at $5,409 per month and subleases a major portion of space to South Central Mortgage, Inc. ("SCMI"), a related party, for $4,668 per month. The sublease rental rate is approximately five percent higher than the amount paid by the Company. Rent expense amounted to $6,681 and $7,101 for the years ended December 31, 1999 and 1998, respectively.

     Commissions, Fees and Shares Issued to Selling Group Managers.

     The Selling Group Co-Managers, registered broker-dealers and member of the National Association of Securities Dealers, Inc. ("NASD"), are distributing the Shares that the Company is selling in its initial public offering. They are sold on a "best efforts" basis through participating NASD member firms ("Selected Dealers") that are selected by the Selling Group Co-Managers. The Selling Group Co-Managers will receive a commission of 10% of the Gross Offering Proceeds (subject to any volume discounts for Institutional Investors), plus 0.5% of the Gross Offering Proceeds as a due diligence fee. The Selling Group Co-Managers may, in their sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Co-Managers but will not change the net offering proceeds to the Company.

     During the year ended December 31, 1999, the Selling Group Co-Managers received a total of $948,564 in commissions and due diligence fees and no SGM Shares from the Company.

     Purchase of Mortgage Investments From SCMI.

     The Company obtains Mortgage Investments from several sources, including SCMI or other Affiliates of the Advisor. All Mortgage Investments purchased from SCMI or other Affiliates of the Advisor are purchased at prices no higher than would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning. SCMI may realize a gain or a loss on the sale of a Mortgage Investment that it sells to the Company, with the amount of that gain or loss depending upon the price it paid for that Mortgage Investment and the price at which it sells it to the Company.

     SCMI has agreed that, in the event that the obligor on any Mortgage sold by or through SCMI or any of its Affiliates to the Company defaults in the making of any payment or other obligation thereon during the period ending one year after the acquisition of such Mortgage by the Company, then SCMI shall purchase or repurchase the Mortgage from the Company or the Company's assignee at a price on the date of such purchase computed as the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts expended by the Company in the maintenance, protection or defense of its interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

     (a) Assigning and transferring to the Company a replacement Mortgage or Mortgages, provided: (i) the real property securing the replacement Mortgage(s), the creditworthiness of the obligor on the replacement Mortgage(s) and other general underwriting criteria are reasonably acceptable to the Company; and (ii) the value of the replacement Mortgage(s) at the date of transfer to the Company shall be computed by the Company in accordance with its then applicable pricing schedule for acquisition of such Mortgages, giving due regard to principal balance, interest rate, term, amortization and other general factors used by the Company for acquisition of such Mortgages at such time; or

     (b) Funding by SCMI, on a month to month basis, to the Company of all lost interest, tax and insurance escrow payments, as well as any costs incurred by the Company related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including by not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received by the Company.

     During the year ended December 31, 1999, the Company paid SCMI a total of $6,566,568 to purchase 140 Mortgage Investments. The balance of Mortgage Investments acquired during 1999 were purchased from unaffiliated third parties.

     Loan Servicing Fee Payable to SCMI.

     The Company utilizes the services of SCMI and nonaffiliated third parties to service the mortgages acquired by the Company. For its efforts in servicing those mortgages, SCMI is paid a fee equal to 0.5% of the principal balance of the mortgages being serviced by SCMI, a rate the Company believes is a competitive rate that is no higher than the rates charged by unaffiliated third parties. The servicing of the mortgages includes the collection of monthly payments from the borrower, the distribution of all principal and interest to the Company, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of such account when and as necessary. The amount of loan servicing fees paid to SCMI will depend upon the principal balance of the mortgages serviced by SCMI.

     During the year ended December 31, 1999, the Company paid SCMI $82,735 in loan servicing fees.

     Real Estate Brokerage Commissions.

     If the Company forecloses on a property securing a mortgage loan and sells such property, the Company may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the property (the "Competitive Commission"), which shall not in the aggregate exceed 6% of the gross sales price of the property; however, as to the Advisor, a Trustee, or an Affiliate thereof, such fees shall be paid only if such person provides a substantial amount of services in the sales effort, in which case such fees shall not exceed the lesser of (i) a percentage of the gross sales price of a property equal to 50% of the Competitive Commission, or (ii) 3 percent of the gross sales price of a property.

     During the year ended December 31, 1999, the Company did not pay any real estate brokerage commissions.

     Acquisition Fees Payable to Advisor

     Acquisition Fees equal to 3.0% of the principal amount of each Mortgage Investment are payable to the Advisor or its Affiliates for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments. The actual amounts of the fees paid will depend on the amount of net offering proceeds and any borrowed funds that are invested.

     During the year ended December 31, 1999, the Company paid the Advisor $328,129 in Acquisition Fees.

     Potential Reimbursement of Expenses by Advisor.

     The Declaration of Trust provides that the Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets of the Company (defined generally as the average book value of the Company's Mortgage Investments, without regard for non-cash reserves) or (b) 25% of the Company's Net Income. The Administrator will have the responsibility of preparing an annual budget and submitting such budget to the Trustees. In the event the Total Operating Expenses exceed the limitations described above, then within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

     In 1997 the Company entered into a Funding Agreement with the Advisor whereby the Advisor agreed to fund the Company's general and administrative expenses. In consideration of the agreement, the Company will contribute to the Advisor, on a monthly basis, .5% of the Company's average invested assets for the immediately preceding month. An expense reimbursement of $169,426 was made for the year ended December 31, 1999.

     Subordinated Incentive Fee and Options Payable to Advisor

     Subject to certain conditions described below, the Advisor will receive a Subordinated Incentive Fee equal to 25% of the amount by which the Company's Net Income for a year exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. For each year which it receives a Subordinated Incentive Fee, the Advisor shall also receive 5-year options to purchase 10,000 Shares at the initial offering price of the Shares (not to exceed 50,000 Shares). When the audited annual financial statements of the Company are received each year, the Advisor shall determine if the following conditions are satisfied:

     (i) (A) the total of the Adjusted Contributions as of the end of the most recent fiscal year and any undistributed cash as of that date equals (B) the Gross Offering Proceeds as of that date less cumulative Capital Distributions made through that date; and

     (ii) for the year then ended, the Company's Net Income equals or exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. The determination of the Company's annual non-compounded cumulative return on its Adjusted Contributions shall be made by dividing the Company's total Net Income for that year by the average of the month end Adjusted Contributions during that year.

     If the Company's Trustees agree that both of those conditions are satisfied, the Company will, subject to the restrictions set forth in the following sentence, pay the Advisor the Subordinated Incentive Fee. In no event may the Subordinated Incentive Fee exceed the amount permitted under
Section IV.D. of the Statement of Policy on Real Estate Investment Trusts adopted by the North American Securities Administrators Association and in effect on March 5, 1997 (the commencement date of the Company's initial public offering). No Subordinated Incentive Fee was paid by the Company in the year ending December 31, 1999.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Trustees has selected the accounting firm of Jackson & Rhodes, P.C. to audit the Company's financial statements for, and otherwise act as the Company's independent certified public accountants with respect to, the year ended December 31, 1999. The Board of Trustees' selection of Jackson & Rhodes, P.C. for the current fiscal year is being presented to shareholders for ratification at the Annual Meeting. To the Company's knowledge, neither Jackson & Rhodes, P.C. nor any of its partners has any direct financial interest or any material indirect financial interest in the Company, or has had any connection since the inception of the Company in the capacity of promoter, underwriter, Trustee, officer or employee. A representative of Jackson & Rhodes, P.C. will be present at the Annual Meeting.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Trustees knows of no other matters which may properly be, or are likely to be, brought before the meeting. To date, no shareholder proposals have been received by the Company. However, if any proper matters are brought before the meeting, the persons named in the enclosed Proxy will vote them as the Board of Trustees may recommend.

     At the Annual Meeting of Shareholders, in addition to the matters described above, there will be an address by the Company's President and a general discussion period during which shareholders will have an opportunity to ask questions about the business and operations of the Company.

     Proposals for 2001 Annual Meeting

     If a stockholder desires to submit a proposal for consideration at the next Annual Shareholders Meeting and would like to have the proposal submitted on the Company's proxy statement and form of proxy, such proposal must be received by the Company no later than December 31, 2000 or 120 days before mailing of the Proxy Statement for the next Annual Shareholders meeting, whichever is later. The Company anticipates that it will hold its next Annual Stockholder Meeting in June 2000.

     Annual Report and Form 10-KSB

     All Shareholders of record on the Record Date have been sent a copy of the Company's 1999 Annual Report to Shareholders, which contains audited financial statements of the Company for the years ended December 31, 1999 and 1998.

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, that was filed with the Securities and Exchange Commission (the "SEC"), may be obtained without charge (except for exhibits to that Form 10-KSB, which will be furnished upon payment of the Company's reasonable expenses in furnishing those exhibits). To obtain a copy of that Form 10-KSB or any of those exhibits, please send a written request to Christine Griffin, President of the Company, at the Company's corporate offices located at 5740 Prospect, Suite 1000, Dallas TX 75206 or from the SEC's website located at www.sec.gov.


                                    By Order of the Board of Trustees

                                    Christine Griffin, President

Dallas, Texas
May 12, 2000



                              UNITED MORTGAGE TRUST
               Proxy Ballot for 2000 Annual Meeting of Shareholders

     This Proxy is Solicited on Behalf of the Board of Trustees and will be Voted.

     The undersigned hereby appoints Christine Griffin and Linda K. Lunger. or any one or more of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Shareholders of United Mortgage Trust, a Maryland real estate investment trust (the "Company") to be held at offices of the Company located at 5740 Prospect Avenue, Suite 1000, Dallas Texas 75206 at 9:00 a.m. local time, on June 12, 2000, and at any adjournment or adjournments thereof, and to vote all shares of beneficial interest of the Company standing in the name of the undersigned, with the powers the undersigned would possess if personally present at such meeting:

     1.     ELECTION OF THE COMPANY'S BOARD OF TRUSTEES:
            Nominees: Christine "Cricket" Griffin, Paul R. Guernsey, Douglas R. Evans, Richard D. O'Connor, Jr. and Michele A.
Cadwell

/   /FOR      /   /AGAINST     /   /ABSTAIN
all nominees listed above, except vote withheld from the following nominees (if any)

--------------------     -----------------------     ----------
----------

     2. RATIFICATION OF THE SELECTION OF JACKSON & RHODES, P.C. AS THE COMPANY'S AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2000.

/   /FOR      /   /AGAINST     /   /ABSTAIN

     3. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES AND THE PROPOSAL SET FORTH ABOVE.

     The Proxy will be voted as directed but, where no direction is given, it will be voted FOR approval of all of the nominees and the proposal set forth above. Copies of the Notice of the Meeting dated May 12, 2000 and of the Proxy Statement dated May 12, 2000 have been received by the undersigned.

PLEASE DATE AND SIGN HERE


Dated:                    , 2000    Sign Name:_________________________


                                     Print Name:_______________________


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

/   /Please check here if you plan to attend the meeting.




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